Synergy Financial Group, Inc.
310 North Avenue East
P.O. Box 130
Cranford, NJ  07016-0130
(908) 272-3838
(800) 693-3838



FOR IMMEDIATE RELEASE
January 24, 2007

FOR FURTHER INFORMATION CONTACT:
Kevin M. McCloskey
Senior Vice President and Chief Operating Officer
Synergy Financial Group, Inc.
(800) 693-3838, extension 3292

                     SYNERGY FINANCIAL GROUP, INC. ANNOUNCES
                    ANNUAL AND FOURTH QUARTER, 2006 EARNINGS

CRANFORD,  NEW JERSEY,  JANUARY 24,  2007 - John S. Fiore,  President  and Chief
Executive Officer of Synergy Financial Group, Inc. (NASDAQ: SYNF) (the "Company"), the holding company of Synergy Bank and Synergy Financial Services, Inc., today announced net income for the three-month period ended December 31, 2006 of $1.005 million, or $0.09 per diluted share, compared to $1.160 million, or $0.10 per diluted share, for the same period last year. Net income for the twelve-month period ended December 31, 2006 was $4.095 million, or $0.38 per diluted share, compared to $4.493 million, or $0.40 per diluted share, for the same period last year. Results for the three- and twelve-month periods ended December 31, 2006 included $129,000, or $0.01 per diluted share, and $505,000, or $0.04 per diluted share, respectively, in after-tax stock option expense relating to the adoption of Statement of Financial Accounting Standards (SFAS) No. 123(R), "Share-Based Payment," which became effective January 1, 2006.

Total assets reached $986.3 million on December 31, 2006, an increase of 1.3%, or $12.4 million, from $973.9 million on December 31, 2005. The increase was primarily attributable to an increase of $31.8 million in net loans and $8.7 million in bank-owned life insurance, partially offset by a decline of $34.6 million in investment securities.

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Synergy Financial Group, Inc. (page 2)


Net loans increased 4.3%, to $765.0 million, on December 31, 2006, from $733.2 million on December 31, 2005. During the year of 2006, Synergy Bank sold approximately $9.1 million of loan participations that were providing yields below current market levels. On December 31, 2006, total loans were comprised of 42.3% in non-residential and multi-family mortgage loans, 18.9% in consumer loans, 16.7% in single-family real estate loans, 14.2% in home equity loans, 7.1% in commercial and industrial loans and 0.8% in construction loans.

On December 31, 2006, the allowance for loan losses was $6.0 million, compared to $5.8 million on December 31, 2005. The ratio of the allowance for loan losses to total loans was 0.78% on both December 31, 2006 and December 31, 2005. Non-performing assets represented 0.04% of total assets on both December 31, 2006 and December 31, 2005. During the fourth quarter of 2006, an $825,000 non-residential loan that had been placed into non-performing status during the third quarter of 2006 was paid in full.

Deposits  reached  $645.8  million on December  31,  2006,  an increase of $39.3 million, or 6.5%, from the $606.5 million reported on December 31, 2005. Certificates of deposit increased by $48.9 million, or 13.4%, from the $366.5 million reported at year-end 2005, while core deposits, which consist of checking, savings, and money market accounts, decreased $9.6 million, or 4.0%. During the same period, Federal Home Loan Bank borrowings declined $30.9 million, or 11.6%, to $235.7 million on December 31, 2006.

Stockholders' equity totaled $98.5 million on December 31, 2006, an increase of $3.2 million, or 3.4%, from $95.3 million on December 31, 2005. The increase was attributable to net income for the period, partially offset by the repurchase of 201,893 shares of the Company's common stock in open market transactions. Additionally, on December 27, 2006, the Company's Board of Directors announced a quarterly cash dividend of $0.06 per common share, which is payable on January 26, 2007 to stockholders of record on January 12, 2007.


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Synergy Financial Group, Inc. (page 3)


Net interest income declined $897,000, or 14.2%, for the three months ended December 31, 2006, to $5.4 million, from $6.3 million for the same period last year. For the twelve months ended December 31, 2006, net interest income decreased 5.1%, to $23.7 million, from $25.0 million last year. This year-over-year decline was the result of margin compression stemming from the flat to inverted yield curve, increased funding costs and a slowdown in asset growth.

Other income increased $202,000, or 22.0%, for the three months ended December 31, 2006, to $1,119,000, from $917,000 for the same period last year. For the twelve months ended December 31, 2006, other income increased 7.1%, to $3.8 million. The increase for both the three- and twelve-month periods was primarily due to growth in commission income generated by Synergy Financial Services, Inc. and an increase in income from bank-owned life insurance.

Other expenses increased $69,000, or 1.4%, for the three months ended December 31, 2006, to $5.0 million. For the twelve months ended December 31, 2006, other expenses increased $635,000, or 3.2%, to $20.3 million, from $19.7 million for the same period last year. For the three- and twelve-month periods of 2006, there was approximately $170,000 and $667,000, respectively, of pre-tax stock option compensation expense associated with the adoption of SFAS No. 123(R).

ABOUT SYNERGY FINANCIAL GROUP, INC.

Synergy Financial Group, Inc. is the holding company for Synergy Bank and Synergy Financial Services, Inc. The Company is a financial services company that provides a diversified line of products and services to individuals and small- to mid-size businesses. Synergy offers consumer banking, mortgage lending, commercial banking, consumer finance, Internet banking, and financial services through a network of 19 branch offices located in Middlesex, Monmouth and Union counties in New Jersey.


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Synergy Financial Group, Inc. (page 4)


FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts.

When used in this press release, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. We do not undertake to update any forward-looking statement that may be made by the Company from time to time.


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Synergy Financial Group, Inc. (page 5)


                 SYNERGY FINANCIAL GROUP, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                             (Dollars in thousands)
                                   (Unaudited)

                                                                              December 31,     December 31,
                                                                                  2006             2005
                                                                                --------         ---------
ASSETS:
Cash and amounts due from banks                                                $   5,673        $    4,635
Interest-bearing deposits with banks                                               4,458             1,948
                                                                                --------         ---------
   Cash and cash equivalents                                                      10,131             6,583
Investment securities available-for-sale, at fair value                           68,417            85,319
Investment securities held-to-maturity (fair
   value of $76,263 and $93,575, respectively)                                    77,917            95,621
Federal Home Loan Bank of New York stock, at cost                                 11,981            13,263
Loans receivable, net                                                            765,001           733,183
Accrued interest receivable                                                        3,848             3,313
Property and equipment, net                                                       20,106            18,570
Cash surrender value of bank-owned life insurance                                 21,816            13,138
Other assets                                                                       7,109             4,897
                                                                                --------         ---------
     Total assets                                                              $ 986,326        $  973,887
                                                                                ========         =========

LIABILITIES:
Deposits                                                                       $ 645,816        $  606,471
Other borrowed funds                                                             235,675           266,600
Advance payments by borrowers for taxes and insurance                              2,701             2,215
Accrued interest payable on borrowed funds                                           651               611
Other liabilities                                                                  2,983             2,740
                                                                                --------         ---------
     Total liabilities                                                           887,826           878,637
                                                                                --------         ---------
STOCKHOLDERS' EQUITY:
Preferred stock; $.10 par value, 5,000,000 shares
   authorized; issued and outstanding - none                                           -                 -
Common stock; $.10 par value, 20,000,000 shares authorized;
   Issued - 12,509,636 in 2006 and 12,471,481 in 2005
   Outstanding - 11,382,143 in 2006 and 11,545,881 in 2005                         1,251             1,247
Additional paid-in-capital                                                        85,381            85,959
Retained earnings                                                                 34,582            32,794
Unearned ESOP shares                                                              (4,600)           (5,282)
Unearned RSP compensation                                                              -            (2,567)
Treasury stock acquired for the RSP, at cost;
   271,613 in 2006 and 363,037 in 2005                                            (3,086)           (4,124)
Treasury stock, at cost; 1,127,493 in 2006
   and 925,600 in 2005                                                           (14,125)          (11,426)
Accumulated other comprehensive loss, net of taxes                                  (903)           (1,351)
                                                                                --------         ---------
     Total stockholders' equity                                                   98,500            95,250
                                                                                --------         ---------
     Total liabilities and stockholders' equity                                $ 986,326        $  973,887
                                                                                ========         =========


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Synergy Financial Group, Inc. (page 6)


                 SYNERGY FINANCIAL GROUP, INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                      (In thousands, except per share data)
                                   (Unaudited)

                                                 Three Months Ended        Twelve Months Ended
                                                    December 31,              December 31,
                                                 -------------------       --------------------
                                                  2006         2005         2006          2005
                                                 ------       ------       ------        ------
Interest income:
   Loans, including fees                       $ 12,555     $  10,718    $  48,011    $  37,928
   Investment securities                          1,540         1,812        6,538        8,260
   Other                                            188           181          714          572
                                                -------      --------     --------     --------
     Total interest income                       14,283        12,711       55,263       46,760
                                                -------      --------     --------     --------
Interest expense:
   Deposits                                       5,999         3,834       21,084       12,859
   Borrowed funds                                 2,846         2,542       10,444        8,889
                                                -------      --------     --------     --------
     Total interest expense                       8,845         6,376       31,528       21,748
                                                -------      --------     --------     --------
     Net interest income before
       provision for loan losses                  5,438         6,335       23,735       25,012
Provision for loan losses                           101           545          969        1,859
                                                -------      --------     --------     --------
     Net interest income after
       provision for loan losses                  5,337         5,790       22,766       23,153
                                                -------      --------     --------     --------
Other income:
   Service charges and other fees on
     deposit accounts                               555           543        2,125        2,105
   Net losses on sales of investments                 -             -            -          (26)
   Commissions                                      288           195          913          855
   Other                                            276           179          797          647
                                                -------      --------     --------     --------
     Total other income                           1,119           917        3,835        3,581
                                                -------      --------     --------     --------
Other expenses:
   Salaries and employee benefits                 3,259         2,540       12,463       10,801
   Premises and equipment                           633           820        2,600        3,046
   Occupancy                                        571           569        2,286        2,164
   Professional services                            126           237          734          796
   Advertising                                       64           249          405          926
   Other operating                                  342           511        1,828        1,948
                                                -------      --------     --------     --------
     Total other expenses                         4,995         4,926       20,316       19,681
                                                -------      --------     --------     --------
     Income before income tax expense             1,461         1,781        6,285        7,053
Income tax expense                                  456           621        2,190        2,560
                                                -------      --------     --------     --------
     Net income                                $  1,005     $   1,160    $   4,095    $   4,493
                                                =======      ========     ========     ========

Per share of common stock:
   Basic earnings per share                    $   0.10     $    0.11    $    0.39    $    0.41
   Diluted earnings per share                  $   0.09     $    0.10    $    0.38    $    0.40
   Basic weighted average shares
     outstanding                                 10,455        10,669       10,376       10,911
   Diluted weighted average shares
     outstanding                                 10,881        11,057       10,760       11,306



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